Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814 PH 301.941.1500, FX 301.941.1553 www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER 2011 RESULTS

Achieves 6.3 percent RevPAR growth and Hotel EBITDA margin improvement of 180 basis points to 35.1 percent

BETHESDA, MD, July 20, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended June 30, 2011. The Company’s results include the following:

	Second Quarter		Year-to-Date
	2011	2010	2011	2010
	($’s in millions except per share data)		($’s in millions except per share data)

Total Revenue	$202.6	$165.7	$340.9	$273.9
Net income/(loss) to common shareholders	$16.7	$8.0	$(2.5)	$(17.8)
Net income/(loss) to common shareholders per diluted share	$0.20	$0.11	$(0.03)	$(0.27)
EBITDA(1)	$67.2	$55.5	$90.5	$70.3
Adjusted EBITDA(1)	$67.5	$55.5	$92.4	$71.8
FFO(1)	$44.7	$35.9	$53.2	$37.4
Adjusted FFO(1)	$45.0	$35.9	$55.0	$38.8
FFO per diluted share(1)	$0.54	$0.52	$0.68	$0.56
Adjusted FFO per diluted share(1)	$0.55	$0.52	$0.70	$0.58

(1)	See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per share, adjusted FFO and adjusted FFO per share. EBITDA, adjusted EBITDA, FFO, FFO per share, adjusted FFO and adjusted FFO per share are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Second Quarter Highlights

•

RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended June 30, 2011 increased 6.3 percent to $168.97, as a result of a 4.6 percent increase in average daily rate (“ADR”) to $202.52 and a 1.6 percent increase in occupancy to 83.4 percent.

•	Hotel EBITDA margin: The Company’s hotel EBITDA margin for the quarter ended June 30, 2011 was 35.1 percent, which was an improvement of 180 basis points compared to the comparable prior year period.

•	Adjusted EBITDA: The Company’s adjusted EBITDA was $67.5 million, an increase of 21.6 percent over the second quarter of 2010.

•	Adjusted FFO: The Company generated adjusted FFO of $45.0 million, or $0.55 per diluted share, compared to $35.9 million or $0.52 per diluted share in the second quarter of 2010.

•

Acquisitions: The Company announced that it entered into a Purchase and Sale Agreement to acquire the Park Central Hotel in Midtown, Manhattan for $405.5 million. The transaction is now expected to close towards the end of the fourth quarter of 2011 due to seller related reasons.

•	Capital Markets:

•	During April 2011, the Company sold 417,037 common shares through its ATM offering program resulting in net proceeds of approximately $11.1 million.

•

On April 26, 2011, the Company sold 7,896,612 common shares in an underwritten public offering, resulting in net proceeds of $216.7 million. These proceeds are intended to partially fund the acquisition of the Park Central Hotel.

•

Capital Investments: The Company invested $10.8 million of capital in its hotels, including the completion of guestroom renovations at the Westin Copley Place hotel, Hotel Rouge, Topaz Hotel and Hotel Viking.

•	Dividends: On June 15, 2011, the Company declared a second quarter 2011 dividend of $0.11 per common share of beneficial interest.

“We are very pleased with the performance of our portfolio during the quarter,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “Our portfolio delivered strong RevPAR gains and continued to deliver exceptional EBITDA margins. We remain excited about the recovery in the lodging industry and within our portfolio as well.”

Year-to-Date Highlights

For the six months ended June 30, 2011, RevPAR increased 6.6 percent to $142.23, with ADR growth of 5.2 percent to $189.04 and an occupancy increase of 1.4 percent to 75.2 percent. The Company’s hotel EBITDA margin was 29.4 percent, an increase of 195 basis points compared to the comparable prior year period. The Company invested $20.0 million of capital in its hotels during the six months ended June 30, 2011.

Balance Sheet

As of June 30, 2011, the Company had total outstanding debt of $688.0 million. At the end of the quarter, the Company had no borrowings on either of its credit facilities. Total debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.4 times as of June 30, 2011. For the second quarter, the Company’s weighted average interest rate was 5.3 percent. As of June 30, 2011, based on the Company’s covenants under its senior unsecured credit facility, the Company’s EBITDA to interest coverage ratio was 4.9 times and its fixed charge coverage ratio was 2.4 times. As of June 30, 2011, the Company had $231.1 million of cash and cash equivalents on its balance sheet and capacity of $471.5 million available on its credit facilities.

2011 Outlook

The Company maintains its RevPAR growth and EBITDA margin expectations for the full year and has updated its outlook to reflect the issuance of common stock to date, as follows:

	Low-end	High-end
	($’s in millions except per share data)
RevPAR growth	6.0%	8.0%
Adjusted EBITDA	$196.0	$206.0
Adjusted FFO	$120.1	$128.1
Adjusted FFO per diluted share	$1.47	$1.57
Portfolio hotel EBITDA margins	30.0%	31.0%
Total capital investments	$65.0	$70.0

The Company’s outlook excludes the Park Central acquisition.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, July 21, 2011 at 10:00 AM EDT. To participate in the conference call, please dial (888) 684-1281. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 35 upscale full-service hotels, totaling over 8,700 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc. and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof and related assumptions and the Company’s expectation of the closing date of the Park Central Hotel. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #

Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com.

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Revenues:
Hotel operating revenues:
Room	$134,005	$108,002	$222,918	$175,678
Food and beverage	54,203	44,414	92,445	74,424
Other operating department	13,161	11,770	23,118	20,543

Total hotel operating revenues	201,369	164,186	338,481	270,645
Other income	1,181	1,520	2,419	3,225

Total revenues	202,550	165,706	340,900	273,870

Expenses:
Hotel operating expenses:
Room	30,631	24,275	55,973	43,336
Food and beverage	35,746	29,490	64,580	52,195
Other direct	5,466	5,128	9,842	8,944
Other indirect	48,111	38,824	88,054	70,883

Total hotel operating expenses	119,954	97,717	218,449	175,358
Depreciation and amortization	27,999	26,329	55,807	52,075
Real estate taxes, personal property taxes and insurance	8,786	8,383	17,271	16,423
Ground rent	2,033	1,432	3,376	2,835
General and administrative	3,928	3,931	8,734	7,586
Acquisition transaction costs	245	16	421	1,471
Other expenses	502	617	1,081	1,742

Total operating expenses	163,447	138,425	305,139	257,490

Operating income	39,103	27,281	35,761	16,380
Interest income	5	19	14	52
Interest expense	(9,928)	(8,724)	(19,710)	(17,498)

Income (loss) before income tax expense and discontinued operations	29,180	18,576	16,065	(1,066)
Income tax expense	(5,069)	(4,216)	(2,545)	(2,505)

Income (loss) from continuing operations	24,111	14,360	13,520	(3,571)

Discontinued operations:
Income (loss) from operations of properties disposed of	44	273	(319)	(1,457)
Income tax (expense) benefit	(18)	55	132	539

Net income (loss) from discontinued operations	26	328	(187)	(918)

Net income (loss)	24,137	14,688	13,333	(4,489)
Redeemable noncontrolling interest in (income) loss of consolidated entity	—	(9)	2	19

Net income (loss) attributable to the Company	24,137	14,679	13,335	(4,470)
Distributions to preferred shareholders	(7,402)	(6,688)	(15,148)	(13,377)
Issuance costs of redeemed preferred shares	—	—	(731)	—

Net income (loss) attributable to common shareholders	$16,735	$7,991	$(2,544)	$(17,847)

LASALLE HOTEL PROPERTIES

Consolidated Statements of Operations - Continued

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Earnings per Common Share - Basic:
Net income (loss) attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.20	$0.11	$(0.03)	$(0.25)
Discontinued operations	—	—	—	(0.02)

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.20	$0.11	$(0.03)	$(0.27)

Earnings per Common Share - Diluted:
Net income (loss) attributable to common shareholders before discontinued operations and excluding amounts attributable to unvested restricted shares	$0.20	$0.11	$(0.03)	$(0.25)
Discontinued operations	—	—	—	(0.02)

Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.20	$0.11	$(0.03)	$(0.27)

Weighted average number of common shares outstanding:
Basic	82,220,410	69,296,793	78,233,731	67,151,207
Diluted	82,372,022	69,398,026	78,233,731	67,151,207

LASALLE HOTEL PROPERTIES

FFO and EBITDA

(in thousands, except share data)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$16,735	$7,991	$(2,544)	$(17,847)
Depreciation(1)	27,873	27,800	55,550	55,050
Amortization of deferred lease costs	74	95	156	192
Redeemable noncontrolling interest in consolidated entity	—	9	(2)	(19)

FFO	$44,682	$35,895	$53,160	$37,376

Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	245	16	421	1,471
Costs associated with CFO departure	—	—	579	—
Non-cash ground rent	116	—	116	—

Adjusted FFO	$45,043	$35,911	$55,007	$38,847

Weighted average number of common shares and units outstanding:
Basic	82,220,410	69,296,793	78,233,731	67,151,207
Diluted	82,372,022	69,398,026	78,425,976	67,252,826

FFO per diluted share	$0.54	$0.52	$0.68	$0.56
Adjusted FFO per diluted share	$0.55	$0.52	$0.70	$0.58

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Net income (loss) attributable to common shareholders	$16,735	$7,991	$(2,544)	$(17,847)
Interest expense(1)	9,928	8,725	19,710	17,501
Income tax expense(1)	5,087	4,161	2,413	1,966
Depreciation and amortization(1)	27,999	27,938	55,807	55,326
Redeemable noncontrolling interest in consolidated entity	—	9	(2)	(19)
Distributions to preferred shareholders	7,402	6,688	15,148	13,377

EBITDA	$67,151	$55,512	$90,532	$70,304

Preferred share issuance costs	—	—	731	—
Acquisition transaction costs	245	16	421	1,471
Costs associated with CFO departure	—	—	579	—
Non-cash ground rent	116	—	116	—

Adjusted EBITDA	$67,512	$55,528	$92,379	$71,775

Corporate expense	4,717	4,974	9,840	10,127
Interest and other income(1)	(1,231)	(1,550)	(2,478)	(3,302)
Hotel level adjustments, net	(499)	3,972	(876)	7,965

Hotel EBITDA	$70,499	$62,924	$98,865	$86,565

(1)	Includes amounts from discontinued operations.

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Hotel EBITDA includes the operating data for all properties for the three and six months ended June 30, 2011, except those disposed of and the March 2011 period of ownership of Viceroy Santa Monica. Hotel EBITDA includes adjustments made for presentation of comparable information.

LASALLE HOTEL PROPERTIES

Hotel Operational Data

Schedule of Property Level Results

(in thousands)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Revenues:
Room	$133,989	$126,077	$222,254	$208,505
Food and beverage	54,194	50,529	92,188	85,729
Other	12,715	12,375	22,168	21,476

Total hotel revenues	200,898	188,981	336,610	315,710

Expenses:
Room	30,587	29,320	55,684	52,757
Food and beverage	35,758	34,012	64,354	60,712
Other direct	5,375	5,456	9,660	9,618
General and administrative	14,306	13,984	26,997	26,009
Sales and marketing	13,239	12,832	24,590	23,805
Management fees	7,761	7,288	11,523	10,937
Property operations and maintenance	6,681	6,435	12,826	12,351
Energy and utilities	5,133	5,043	10,254	10,379
Property taxes	7,934	8,282	15,610	16,340
Other fixed expenses	3,625	3,405	6,247	6,237

Total hotel expenses	130,399	126,057	237,745	229,145

Hotel EBITDA	$70,499	$62,924	$98,865	$86,565

Note:

This schedule includes the operating data for the three and six months ended June 30, 2011 for all properties owned by the Company as of June 30, 2011. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Viceroy Santa Monica operating data is included for the three months ended June 30, 2011 and its comparative period of ownership in 2010. Both 2010 and 2011 exclude Sheraton Bloomington, and 2010 excludes Westin City Center Dallas and Seaview Resort.

LASALLE HOTEL PROPERTIES

Statistical Data for the Hotels

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Occupancy	83.4%	82.1%	75.2%	74.2%
Increase	1.6%		1.4%
ADR	$202.52	$193.69	$189.04	$179.74
Increase	4.6%		5.2%
RevPAR	$168.97	$158.99	$142.23	$133.43
Increase	6.3%		6.6%

Note:

This schedule includes the operating data for the three and six months ended June 30, 2011 for all properties owned by the Company as of June 30, 2011. Sofitel, Monaco, Westin Philadelphia, Embassy Suites Philadelphia, Hotel Roger Williams, and Chamberlain West Hollywood are shown in 2010 for their comparative period of ownership in 2011. Viceroy Santa Monica operating data is included for the three months ended June 30, 2011 and its comparative period of ownership in 2010. Both 2010 and 2011 exclude Sheraton Bloomington, and 2010 excludes Westin City Center Dallas and Seaview Resort.

Non-GAAP Financial Measures

FFO, EBITDA and Hotel EBITDA

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company’s operations.

The White Paper on FFO approved by NAREIT in April 2002 defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.

With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as alternatives to net income, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company’s liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO (including adjusted FFO per share) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property (to the extent included in FFO or EBITDA), impairment losses, acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.